Exhibit 10.41

WMG PARENT CORP.

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this “Agreement”), is entered into as of this 30th day of September, 2004, by and between WMG Parent Corp., a Delaware corporation (“Parent”), and Les Bider (the “Executive”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the “Employment Agreement” (as defined herein).

WHEREAS, Warner Music Group Inc., a Delaware corporation (the “Company”), an indirect majority owned subsidiary of Parent, or one of its direct or indirect subsidiaries, and the Executive have entered into an employment agreement, dated as of March 22, 1999, as thereafter amended, the “Employment Agreement”); and

WHEREAS, the Board of Directors of Parent (the “Board”) has determined that it is in the best interests of the Company and its stockholders to grant to the Executive as of the date hereof (the “Effective Date”) an option to purchase shares of Class A Common Stock of Parent (“Common Stock”), as provided for herein (the “Stock Option Award”);

NOW, THEREFORE, for and in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.                                       Grant.  The Company hereby grants to the Executive an option (the “Option”) to purchase 262.345679 shares of Common Stock (such shares of Common Stock, the “Option Shares”), on the terms and conditions set forth in this Agreement.  This Option is not intended to be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.  This grant is subject to the Executive having executed the Stockholders’ Agreement entered into by and between Parent, the “Investors” (as defined below) and the other parties thereto prior to the Effective Date, as it may be amended from time to time (the “Stockholders’ Agreement”).  A copy of the Stockholders’ Agreement, as in effect on the date hereof, is annexed hereto as Exhibit A.  The number and type of Option Shares purchasable hereunder shall be subject to adjustment as and in the manner provided in Section 9(a) below.

2.                                       Incorporation by Reference, Etc.  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Employment Agreement.

3.                                       Option Price.  The price at which the Executive shall be entitled to purchase the Option Shares upon the exercise of all or any portion of this Option shall be $1,000.00 per share.  Such exercise price shall be subject to adjustment as and in the manner provided in Section 9(a) below.

4.                                       Expiration Date.  Subject to Section 6 hereof, the Option shall expire at the end of the period commencing on the Effective Date and ending at 11:59 p.m. Eastern Time (“ET”) on the day preceding the tenth anniversary of the Effective Date (the “Option Period”).

5.                                       Exercisability of the Option.

(a)                                  Service-Based Option.  Except as may otherwise be provided herein, the Option shall become vested and exercisable as to one-third of the shares subject thereto (the “Service-Based Option”) in four equal installments on the day prior to each of the first, second, third and fourth anniversaries of the Effective Date provided that the Executive remains employed with the Company on each such date, such that one hundred percent (100%) of the Service-Based Option shall be vested and exercisable on the day prior to the fourth anniversary of the Effective Date; provided that the unvested portion of the Service-Based Option shall become vested and exercisable upon a termination of the Executive’s employment with the Company(A) due to his death, (B) by the Company due to his Disability or without Cause of (C) by the Executive for Good Reason, in each case on or after a “Change in Control” (as defined in Section 5(b)(iii)(6)) or, in the case of termination by the Company without Cause or a termination by the Executive for Good Reason, in anticipation of a Change in Control (a termination described in the foregoing proviso being referred to hereinafter as a “CIC Termination”).

(b)                                 Performance-Based Option.  Except as otherwise provided in this Agreement, the Option shall become contingently vested as to two-thirds of the shares subject thereto (the “Performance-Based Option”) in four equal installments on the day prior to each of the first, second, third and fourth anniversaries of the Effective Date provided that the Executive remains employed with the Company on each such date (the “Service Condition”), but shall not be considered to be fully vested and exercisable until and unless the condition described in Section 5(b)(i) or 5(b)(ii), as applicable, has been satisfied (each such condition, a “Performance Condition”).

(i)                                     With respect to one-half of the Performance-Based Option, the Performance Condition shall be the actual or deemed occurrence of a 2X Option Vesting Event.

(ii)                                  With respect to the other one-half of the Performance-Based Option, the Performance Condition shall be the actual or deemed occurrence of a 3X Option Vesting Event.

(iii)                               For purposes of this Section 5(b), and also as and if used elsewhere in this Agreement, the following terms shall have the following meanings:

(1)                                  “2X Investor Equity Value”  shall mean (X) two times the Investment minus (Y) the aggregate amount of cash and “Fair Market Value” (as defined below) of readily marketable securities or other assets (determined at the time of receipt) received by the Investors in respect of the Investor Equity prior to or coincident with the time of determination.

(2)                                  “3X Investor Equity Value” shall mean (X) three times the Investment minus  (Y) the aggregate amount of cash and Fair Market Value of readily marketable securities or other assets (determined at the time of receipt) received by the Investors in respect of the Investor Equity prior to or coincident with the time of determination.

(3)                                  “2X Option Vesting Event” shall mean (A) the first sale in an underwritten offering of Parent’s Class A Common Stock pursuant to a registration statement on Securities and Exchange Commission (“SEC”) Form S-1 or otherwise under the Securities Act of 1933, as amended (the “Securities Act”)  (an “IPO”), at a per share price which implies an aggregate value of the Investor Equity at the time of the IPO of at least the 2X Investor Equity Value, (B) following an IPO, or any transaction other than an IPO which causes Parent’s Class A Common Stock, or all or substantially all of the securities into which such Class A Common Stock is converted or for which it is exchanged, to be listed for trading on a national securities exchange or quoted on an automated quotation system, the average closing price of Parent’s Class A Common Stock, or such securities into which Class A Coomon Stock is converted or for which it is exchanged, on the primary exchange on which, or system over which, it is traded over any 20 consecutive trading days is such that the implied aggregate value of the Investor Equity at the end of such 20 consecutive trading days, based on such average price, is at least the 2X Investor Equity Value, determined as of the first of such 20 consecutive trading days, or (C) a Bonus Vesting Event occurs which results in a combination of cash and readily marketable securities being paid or provided to the Investors having an aggregate value (as determined by the Board in good faith as of the time of receipt) of at least the 2X Investor Equity Value.

(4)                                  “3X Option Vesting Event” has the same meaning as a 2X Option Vesting Event except that the term “2X Investor Equity Value” each time it appears in Section 5(b)(iii)(3) above shall be replaced with “3X Investor Equity Value.”

(5)                                  “Bonus Vesting Event” shall mean a Change in Control, or other event (e.g., a leveraged recapitalization in which the proceeds are paid out to the Investors as dividends and/or redemptions), in which consideration is paid to Investors in respect of the Investor Equity in the form of cash, readily marketable securities or a combination of both.

(6)                                  “Change in Control” shall mean a “Change of Control,” as defined in the certificate of incorporation of Parent, as amended from time to time.

(7)                                  “Fair Market Value” shall mean the price at which the asset in question would change hands in an arms’ length sale between a willing buyer and a willing seller, with neither being under any compunction to buy or sell and each with full knowledge of all relevant facts, as determined by the Board in good faith; provided that, in determining Fair Market Value of the securities of any member of Parent Group, the Board shall take into account the free cash flow, revenue and EBITDA and such other methodologies and characteristics as it may determine to be relevant, and shall (A) adjust the Fair Market Value of the securities to take into account the illiquidity of securities which are not publicly traded and (B) make no adjustment on account of any control premium.  Notwithstanding the above, the Fair Market Value of any freely tradable security which is of a class listed for trading on an established securities market or established trading system shall be the average of the high and low trading prices of such class of securities, as reported on the primary market on trading system on which such securities are listed on the date Fair Market Value is determined.

(8)                                  “Investment” means the aggregate investment by the Investors in the equity securities of any member of Parent Group on the prior to the Effective Date, including expenses, which is approximately $1.25 billion.

(9)                                  “Investor Equity” shall mean all equity securities of all members of Parent Group, including common and preferred stock and warrants, options and other instruments convertible or exercisable into, or redeemable for, common or preferred stock, either (A) purchased or otherwise received by the Investors on or prior to the Effective Date or (B) received by the Investors following the Effective Date, without cost to the Investors, in respect of the equity securities described in the preceding clause (A).

(10)                            “Investors” shall mean all of (i) Thomas H. Lee Equity Fund V, L P., (ii) Thomas H. Lee Parallel Fund V, L.P., (iii) Thomas H. Lee Equity (Cayman) Fund V,L P., (iv) Putnam Investments Holdings, LLC, (v) Putnam Investments Employees’ Securities Company I LLC, (vi) Putnam Investments Employees’ Securities Company II LLC. (vii) 1997 Thomas H. Lee Nominee Trust, (viii) Thomas H. Lee Investors Limited Partnership, (ix) Bain Capital Partners Integral Investors, LLC, (x) Bain Capital VII Coinvestment Fund, LLC (xi) BCIP TCV, LLC, (xii) Providence Equity Partners IV, L.P., (xiii) Providence Equity Operating Partners IV, L.P. and (xiv) Lexa Partners LLC, or any affiliate of any of them, in each case which purchases Investor Equity on or prior to the Effective Date.

(11)                            “Parent Group” shall mean Parent, the Company and each direct or indirect subsidiary of any of them.

Notwithstanding anything in this Agreement to the contrary, the Service Condition applicable to the Performance-Based Option shall be deemed to have been attained upon a CIC Termination.

(c)                                  The term “Vested Option,” as used herein, shall mean (i) the portion of the Service-Based Option on and following the time that the vesting condition set forth in Section 5(a) hereof has been  actually or deemed satisfied as to such portion.  (ii) the portion of the Performance-Based Option on and following the time that both the Service Condition and the Performance Condition have been actually or are deemed to have been satisfied as to such portion and (iii) the portion of the Performance-Based Option not described in the immediately preceding clause (ii) on and following the day prior to the seventh anniversary of the Effective Date, so long as the Executive remains employed by the Company on such day.  The portion of the Option which has not become the Vested Option is hereinafter referred to as the “Unvested Option.”

(d)                                 The Option may be exercised only as to the Vested Option, and only by written notice, substantially in the form attached hereto as Exhibit B (or a successor form provided by Parent) delivered in person or by mail in accordance with Section 11 (a) hereof and accompanied by payment therefor.  The purchase price of the Option Shares shall be paid by the Executive to the Company (A) by certified check or wire transfer (using such wire transfer instructions as are provided by Parent or the Company), (B) by transferring to Parent shares of Common Stock, if and in the manner approved by Parent, (C) on or after an IPO, by a broker-assisted “cashless exercise” procedure if and in the manner approved by the Board or a designated committee thereof, or (D) by any other method approved in writing by the Board or a designated committee thereof.  If requested by Parent, the Executive shall promptly deliver his copy of this Agreement evidencing the Option to the Secretary of Parent who shall endorse thereon a notation of such exercise and promptly return such Agreement to the Executive.  Upon payment of the applicable purchase price and the issuance of the Option Shares in accordance with the terms and conditions of this Agreement, the Option Shares shall be validly issued, fully paid and nonassessable.

6.                                       Effect of Termination of Employment on Option.

(a)                                  For purposes of this Agreement, the Executive’s employment may be terminated (i) by the Company for Cause (a “6(a)(i) Termination”), (ii) by the Executive without Good Reason, other than a Retirement (a “6(a)(ii) Termination”), (iii) by the Company without Cause (including on account of Disability), by the Executive for Good Reason or on account of the Executive’s death (a “6(a)(iii) Termination”) or (iv) by the Executive on account of Retirement (a “6(a)(iv) Termination”)  For purposes of the preceding sentence.  (A) “Retirement” shall mean the Executive’s voluntary termination of employment with the Company and all of its affiliates on or after the age of 62, after no less than 10 years of employment with the Company and it affiliates, (B) the termination of the Executive’s employment at the end of the term of the

Employment Agreement following the failure of the Company to offer the Executive continued employment at a base salary not less than that in effect at the end of such term shall be deemed to be a Section 6(a)(iii) Termination and (C) the termination of the Executive’s employment at the end of the term of the Employment Agreement following the Company’s offering the Executive continued employment at a base salary not less than that in effect at the end of such term shall be deemed to be a 6(a)(ii) Termination..

(b)                                 The Unvested Option, if any, shall immediately terminate upon the termination of the Executive’s employment with the Company and its affiliates for any reason; provided, however, that the portion of the Unvested Option which is the portion of the Performance Based Option as to which the Service Condition, but not the Performance Condition, has been attained at the time of a 6(a)(iii) Termination or a 6(a)(iv) Termination (the “Tail Option”) shall terminate upon the six-month anniversary of the termination to the extent that the applicable Performance Condition has not been attained as of such six-month anniversary.

(c)                                  The Vested Option shall remain exercisable by the Executive until, as applicable, (i) the date of 6(a)(i) Termination, (ii) thirty (30)days following the date of a 6(a)(ii) Termination, (iii) one hundred and twenty (120) days following the date of a 6(a)(iii) Termination and (iv) the last day of the Option Period, in the case of a 6(a)(iv) Termination.  Notwithstanding the above, the portion of the Tail Option as to which the Performance Condition is attained on or prior to the six-month anniversary of a 6(a)(iii) Termination or 6(a)(iv) Termination shall remain exercisable by the Executive until (A) one hundred and twenty (120) days following the attainment of the applicable Performance Condition, in the case of a 6(a)(iii) Termination, and (B) the last day of the Option Period, in the case of a 6(a)(iv) Termination.

(d)                                 Any Option Shares purchased by the Executive through the exercise of the Option shall be subject to the Call Option described in this Section 6(d).

(i)                                     Other than as set forth in the second sentence of Section 6(d)(vii), upon and following the termination of the Executive’s employment with the Company for any reason (or no reason), Parent shall have the right and option (the “Call Option”), but not the obligation, to purchase, or to cause any member of Parent Group designated by Parent (the “Call Assignee”) to purchase, from the Executive any or all of the Option Shares (whether purchased pursuant to the exercise of the Vested Option prior to, on or following such termination of employment).  The purchase price (the “Call Price”) of the Option Shares subject to purchase under this provision (the “Called Shares”) shall be (i) in the case of a 6(a)(i) Termination, the lower of the purchase price of such Called Shares or the Fair Market Value of such Called Shares on the date of the applicable “Call Notice” (as defined below and (ii) in the case of any other termination of employment, the Fair Market Value of such Called Shares on the date of the applicable Call Notice.

(ii)                                  Parent or the Call Assignee, as applicable, may exercise the Call Option by delivering or mailing to the Executive (or to his estate, if applicable), in accordance with Section 9 of this Agreement, written notice of exercise (a “Call Notice”). The Call Notice shall specify the date thereof, the number of Called Shares and the Call Price.

(iii)                               Within ten (10) days after his receipt of the Call Notice, the Executive (or his estate) shall render to Parent or the Call Assignee, as applicable, at its principal office the certificate or certificates representing the Called Shares, duly endorsed in blank by the Executive (or his estate) or with duly endorsed stock powers attached thereto, all in form suitable for the transfer of such shares to Parent or the Call Assignee, as applicable. Upon its receipt of such shares, Parent or the Call Assignee, as applicable, shall pay to the Executive the aggregate Call Price therefor, in cash.

(iv)                              Parent or the Call Assignee, as applicable, will be entitled to receive customary representations and warranties from the Executive regarding the sale of the Called Shares pursuant to the exercise of the Call Option as may reasonably requested by Parent or the Call Assignee, as applicable, including but not limited to the representation that the Executive has good and marketable title to the Called Shares to be transferred free and clear of all liens, claims and other encumbrances.

(v)                                 If Parent or the Call Assignee, as applicable, delivers a Call Notice, then from and after the time of delivery of the Call Notice the Executive shall no longer have any rights as a holder of the Called Shares subject thereto (other than the right to receive payment of the Call price as described above), and such Called Shares shall be deemed purchased in accordance with the applicable provisions hereof and Parent or the Call Assignee, as applicable, shall be deemed to be the owner and holder of such Called Shares.

(vi)                              Any Option Shares as to which the Call Option is not exercised will remain subject to all terms and conditions of this Agreement, including the continuation of Parent’s or the Call Assignee’s, as applicable, right to exercise the Call Option.

(vii)                           This Section 6(d) is in addition to, and not in lieu of, any rights and obligations of the Executive and Parent in respect of the Option Shares contained in the “Stockholders’ Agreement” (as defined below). Notwithstanding the above, this Section 6(d) shall be ineffective as to each Option Share on and following an IPO or any other event which causes the Class A Common Stock, or other securities for which all or substantially all of the Class A Common Stock may have been exchanged, to be or become listed for trading on or over an established securities market or established trading system.

(e)                                  Compliance with Legal Requirements.  The granting and exercising of the Option, and any other obligations of the Company under this

Agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. Parent, in its sole discretion, may postpone the issuance or delivery of Option Shares as Parent may consider appropriate and may require the Executive to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Option Shares in compliance with applicable laws, rules and regulations.

(f)                                    Transferability.

(i)                                     The Option shall not be transferable by the Executive other than by will or the laws of descent and distribution, and any such purported transfer shall be void and unenforceable against the Company; provided that the designation of a beneficiary shall not constitute a transfer or encumbrance.

(ii)                                  Prior to an IPO, neither the Executive nor any transferee of the Executive (including any beneficiary, executor or administrator) shall assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Option Shares, except in accordance with the applicable provisions of this Agreement; provided, that, Option Shares may be transferred (i) by will or the laws of descent, or (ii) with the Board’s approval (which may be granted or withheld at its sole discretion), by the Executive without consideration to (A) any person who is a “family member” of the Executive, as such term is used in the instructions to SEC Form S-8 collectively, the “Immediate Family Members”); (B) a trust solely for the benefit to the Executive and or Immediate Family Members; or (C) any other transferee as may be approved by the Board in its sole discretion (collectively, the “Permitted Transferees”); provided, that, the Executive gives the Board advance written notice describing the terms and conditions of the proposed transfer and the Board notifies the Executive in writing that such a transfer is compliance with the terms of this Agreement; provided, further, that, the restrictions upon any Option Shares transferred in accordance with this Section 6(f)(ii) shall apply to the Permitted Transferee, such transfer shall be subject to the acceptance by the Permitted Transferee of the terms and conditions hereof, and any reference in this Agreement or the Stockholders’ Agreement to the Executive shall be deemed to refer to the Permitted Transferee, except that (a) prior to an IPO, Permitted Transferees shall not be entitled to transfer any Option Shares other than by will or the laws of descent and distribution or, with the Board’s approval (which may be granted or withheld at its sole discretion), to a trust solely for the benefit of the Permitted Transferee, and (b) the consequences of the termination of the Executive’s employment with the Company under the terms of this Agreement shall continue to be applied with respect to the Permitted Transferee to the extent specified in this Agreement.

(g)                                 Rights as Stockholder

(i)                                     The Executive shall not be deemed for any purpose to be the owner of any shares of Common Stock to this Option unless, until and to the extent that (A) this Option shall have been exercised pursuant to its terms, (B) the Executive shall have executed the Stockholders’ Agreement, (C) the Company shall have issued and delivered to the Executive the Option Shares, and (D) the Executive’s name shall have been entered as a stockholder of record with respect to such Option Shares on the books of the Company.  The Executive acknowledges that the Option and the Option Shares shall be subject to the Stockholders’ Agreement and, in the event of a conflict between any term or provision contained herein and any terms or provisions of the Stockholders’ Agreement the applicable terms and provisions of the Stockholders’ Agreement will govern and prevail except with respect to Sections 6(d) and 9(c) hereof.

(ii)                                  At or promptly following a IPO or any other transaction which makes Parent eligible to use SEC Form S-8, Parent shall register all of the Option Shares (whether or not vested) on Form S-8 or an equivalent registration statement (including, at Parent’s option, on the Form S-1 filed in connection with an IPO), and use reasonable commercial efforts to keep such registration effective so long as the Executive continues to hold any of the Option Shares.

(h)                                 Tax Withholding.  Prior to the delivery of a certificate or certificates representing the Option Shares, the Executive must pay in the form of a certified check to Parent any such additional amount as Parent determines that it is required to withhold under applicable federal, state or local tax laws in respect of the exercise or the transfer of Option Shares; provided that the Board or an authorized committee thereof may, in its sole discretion, allow such withholding obligation to be satisfied by withholding Option Shares otherwise deliverable upon exercise of the Option or by any other method.

7.                                       Restrictive Legend.  Unless otherwise determined by the Company, all certificates representing Stock shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTION ON TRANSFER AND AN OPTION TO PURCHASE SET FORTH IN A CERTAIN STOCK OPTION AGREEMENT BETWEEN WMG PARENT CORP. AND THE REGISTERED OWNER OF THIS CERTIFICATE (OR HIS PREDECESSOR IN INTEREST) AND A STOCKHOLDERS AGREEMENT TO WHICH WMG PARENT CORP. AND THE REGISTERED OWNER OF THIS CERTIFICATE (OR HIS PREDECESSOR IN INTEREST) ARE PARTIES, WHICH AGREEMENTS ARE BINDING UPON ANY AND ALL OWNERS OF ANY INTEREST IN SAID SHARES. SAID AGREEMENTS ARE AVAILABLE FOR INSPECTION WITHOUT CHARGE AT THE PRINCIPAL OFFICE OF WMG PARENT CORP. AND COPIES THEREOF WILL BE FURNISHED WITHOUT CHARGE TO ANY OWNER OF SAID SHARES UPON REQUEST.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR

APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS WMG PARENT CORP. HAS RECEIVED AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO IT, TO THE EFFECT THAT SUCH REGISTRATIONS ARE NOT REQUIRED.

8.                                       Securities Laws.  As a condition to the exercise of the Option, unless otherwise determined by the Company, the Executive will be required to represent, warrant and covenant as follows:

(a)                                  The Executive is acquiring the Option Shares for his own account and not with a view to, or for sale in connection with, any distribution of the Option Shares in violation of the Securities Act of 1933, as amended, or any rule or regulation under the Securities Act or in violation of any applicable state securities law.

(b)                                 The Executive has had such opportunity as he has deemed adequate to obtain from representatives of the Company such information as is necessary to permit him to evaluate the merits and risks of his investment in the Company.

(c)                                  The Executive has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in acquiring the Option Shares and to make an informed investment decision with respect to such investment.

(d)                                 The Executive can afford the complete loss of the value of the Option Shares and is able to bear the economic risk of holding such Option Shares for an indefinite period.

(e)                                  The Executive understands that (i) the Option Shares have not been registered under the Securities Act and constitute “restricted securities” within the meaning of Rule 144 under the Securities Act; (ii) the Option Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; and (iii) there is now no registration statement on file with the Securities and Exchange Commission with respect to the Option Shares and there is no commitment on the part of the Company to make any such filing.

(f)                                    In addition, upon, the exercise of any Option, and as a condition thereof, Executive will make or enter into such other written representations, warranties and agreements as Parent may reasonably request in order to comply with applicable securities laws or with this Agreement.

9.                                       Adjustments for Stock Splits, Stock Dividends, etc.; Change in Control.

(a)                                  The Option shall be subject to adjustment or substitution as to the number, price, kind or class of a share of stock subject thereto, the exercise price thereof and otherwise, in each case as determined by the Board to be equitable and necessary to preserve the rights of the Executive hereunder, (i) in the event of changes in the Common Stock or in the capital structure of Parent by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Effective Date or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, the Executive hereunder, or which otherwise warrants equitable adjustment because it interferes with the intended operation of this Agreement; provided that any such adjustment shall be made by the Board with the intent of preserving the value of the Option.  The Board shall give the Executive notice of any and all adjustments hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes absent manifest error.

(b)                                 If Parent’s Class A Common Stock is converted into or exchanged for, or stockholders of Parent receive by reason of any distribution in total or partial liquidation, securities of another corporation, or other property (including cash), pursuant to any merger of Parent or acquisition of its assets, then the rights of Parent under this Agreement shall inure to the benefit of Parent’s successor and this Agreement shall apply to the securities or other property received upon such conversion, exchange or distribution in the same manner and to the same extent as the Option Shares.

(c)                                  Notwithstanding anything in this Agreement to the contrary, in the event of a Change in Control the Board may in its discretion and upon at least 10 days’ advance notice to the Executive, cancel any portion or all of the Option and pay to the Executive, in cash or stock, or any combination thereof, the value of the cancelled portion of the Option based upon the excess, if any, of the price per share of Common Stock received or to be received by other shareholders of the Company in the event over the per share exercise price of the Option.

10.                                 Confidentiality of the Agreement.  The Executive agrees to keep confidential the terms of this Agreement.  This provision does not prohibit the Executive from providing this information on a confidential and privileged basis to the Executive’s attorneys or accountants for purposes of obtaining legal or tax advice or as otherwise required by law, regulation or stock exchange rule.

11.                                 Miscellaneous

(a)                                  Notices.  Any notice, consent, request or other communication made or given in accordance with this Agreement shall be in writing and shall be deemed to have been duly given when actually received or, if mailed, three days after mailing by registered or certified mail, return receipt requested, or one business day after mailing by a nationally recognized express mail delivery service with instructions for next-day delivery, to those persons listed below at their following respective addresses or at such other address or person’s attention as each may specify by notice to the others:

To Parent:

WMG Parent Corp.

75 Rockefeller Plaza

New York, New York 10019

Attention: General Counsel

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

Attention: Michael J. Segal, Esq.

To the Executive:

Les Bider

1017 North Roxbury Drive

Beverly Hills, CA 90210

with a copy to:

Don Passman

Gang, Tyre & Brown

132 South Rodeo Drive

Beverly Hills, CA 90212

(b)                                 Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(c)                                  No Rights to Employment.  Nothing contained in this Agreement shall be construed as giving the Executive any right to be retained, in any position, as an employee, consultant or director of the Company or its affiliates or shall interfere with or restrict in any way the right of the Company or its affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Executive at any time for any reason whatsoever.

(d)                                 Beneficiary.  The Executive may file with Parent a written designation of a beneficiary on such form as may be prescribed by Parent and may, from time to time, amend to revoke such designation.  If no designated beneficiary survives the Executive, the executor or administrator of the Executive’s estate shall be deemed to be the Executive’s beneficiary.

(e)                                  Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Executive and the beneficiaries, executors, administrators, heirs and successors of the Executive.

(f)                                    Entire Agreement. This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersedes all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

(g)                                 GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE WHOLLY PERFORMED WITHIN THAT STATE. ANY ACTION TO ENFORCE THIS AGREEMENT MUST BE BROUGHT IN A COURT SITUATED IN, AND THE PARTIES HEREBY CONSENT TO THE JURISDICTION OF, COURTS SITUATED IN NEW YORK COUNTY, NEW YORK. EACH PARTY HEREBY WAIVES THE RIGHTS TO CLAIM THAT ANY SUCH COURT IS AN INCONVENIENT FORUM FOR THE RESOLUTION OF ANY SUCH ACTION.

(h)                                 JURY TRIAL WAIVER. THE PARTIES EXPRESSLY AND KNOWINGLY WAIVE ANY RIGHT TO A JURY TRIAL IN THE EVENT ANY ACTION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT IS LITIGATED OR HEARD IN ANY COURT.

(i)                                     Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(j)                                     Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The parties hereto confirm that any facsimile copy of another party’s executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

WMG PARENT CORP.

/s/ Edgar Bronfman. Jr.

By:
Title:

/s/ LES BIDER
LES BIDER

Exhibit B

NOTICE OF OPTION EXERCISE

To exercise your option to purchase shares of WMG Parent Corp. (“Parent”) common stock (“Shares”), please fill out this form and return it to the Corporate Secretary of Parent, together with a certified check in the amount of the exercise price due, which is the product of the number of Shares with respect to which you are exercising the Option and the per share exercise price of $1,000.00. At its option, Parent may provide for the exercise price to be paid in a different manner. You are not required to exercise your option with respect to all Shares thereunder. You also must include a certified check in the amount of any required payroll taxes and income tax withholding due in connection with your exercise, unless Parent specifically provides for such obligation to be satisfied in a different manner.

I hereby exercise my right to purchase             Shares under the option granted to me pursuant to the Stock Option Agreement between myself and Parent, dated as of                , 2004. My option is vested and exercisable as to the Shares being purchased hereunder. I have enclosed either one or more certified checks covering both the exercise price of $             and the required payroll taxes and income tax withholding of $             . (Please contact the office of the Chief Executive Officer of WMG Acquisition Corp. to determine the amount of any required payroll taxes and income tax withholding.) I hereby represent that, to the best of my knowledge and belief, I am legally entitled to exercise this option. I hereby represent and warrant that I have signed the Stockholders Agreement by and among Parent and the stockholders who are party thereto, as described in the Stock Option Agreement.

Signature:

Printed Name:

Social Security Number:

Date: